CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Shareholders
Aetna Series Fund, Inc.:

We consent to the references to our firm under the caption financial highlights in the prospectuses incorporated by reference herein and to the use of our reports dated December 11, 1998 incorporated by reference herein this Post-Effective Amendment No. 31 to Registration Statement (File No. 33-41694) on Form N-1A and to our firm under the caption independent auditors in the statement of additional information included herein.



                                                        /s/ KPMG LLP
                                                        KPMG LLP


Hartford, Connecticut
May 17, 1999